UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2016

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 10, 2016, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01.	Other Events.

On November 10, 2016, Agree Limited Partnership (the “Operating Partnership”), the majority-owned operating partnership of Agree Realty Corporation (the “Company”), announced it has entered into an agreement in principle to amend and restate its senior unsecured revolving credit facility (the “Agreement”). The amended and restated credit facility (the “Credit Facility”) will be increased to $350 million and is comprised of a $250 million unsecured revolving credit facility (the “Revolving Facility”) and extensions of the Company’s existing $65 million and $35 million unsecured term loans (together, the “Unsecured Term Loans”). The Revolving Facility will mature in January 2021 with options to extend the maturity date to January 2022, and the Unsecured Term Loans will mature in January 2024. Borrowings under the Revolving Facility will be priced at LIBOR plus 130 to 195 basis points, depending on the Company’s leverage ratio, with an initial applicable margin of 130 basis points. The interest rate on the Unsecured Term Loans is based on a pricing grid with a range of 165 to 235 basis points over LIBOR, determined by the Company’s leverage ratio. The Company will utilize existing interest rate swaps to fix LIBOR on the Unsecured Term Loans at approximately 2.13%. At the Company’s current leverage ratio, the interest rate on the Unsecured Term Loans would be approximately 3.78%. The Credit Facility may be increased to an aggregate of $500 million at the Company’s election, subject to certain terms and conditions. The Company expects to close on the Credit Facility on December 15, 2016.

The Agreement contains customary covenants, including financial covenants regarding debt levels, total liabilities, tangible net worth, fixed charge coverage, unencumbered properties, permitted investments, etc.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The Company will file a copy of the Agreement with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated November 10, 2016, announcing the financing transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Matthew M. Partridge
		Name:	Matthew M. Partridge
		Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: November 10, 2016

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated November 10, 2016, announcing the financing transactions.